EXHIBIT  21.1     SUBSIDIARIES  OF  THE  REGISTRANT.


U.S.  SUBSIDIARIES

Name of Subsidiaries                       State of Organization   Trade Names
----------------------------------------  -----------------------  -----------
Penn Wilson CNG, Inc.                     Delaware                 None
Penn CNG Holdings, Inc.                   Delaware                 None
Penn Octane International, L.L.C.         Delaware                 None

FOREIGN SUBSIDIARIES

Name of Subsidiaries                      Country of Organization  Trade Names
----------------------------------------  -----------------------  -----------

PennWill, S.A. de C.V.                    Mexico                   None
Camiones Ecologicos, S.A. de C.V.         Mexico                   None
Grupo Ecologico Industrial, S.A. de C.V.  Mexico                   None
Estacion Ambiental, S.A. de C.V.          Mexico                   None
Estacion Ambiental II, S.A. de C.V.       Mexico                   None
Serinc, S.A. de C.V.                      Mexico                   None
Penn Octane de Mexico, S.A. de C.V.       Mexico                   None
Termatsal, S.A. de C.V.                   Mexico                   None



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